Exhibit 99.1

TVI Corporation Announces Third Quarter 2006

Financial Results

Revenue Increases 29% on Improved Government Spending Environment and

Demand for Decontamination Systems and PAPRs

GLENN DALE, MD – November 2, 2006 – TVI Corporation (NASDAQ: TVIN), a global supplier of rapidly deployable first receiver and first responder systems for homeland security, hospitals, the military, police and fire departments, and public health agencies, today announced financial results for its third quarter ended September 30, 2006.

Third-Quarter 2006 Results

•	Revenue was $9.1 million in the third quarter of 2006, compared with $7.0 million for the third quarter of 2005. The 29% increase in revenue is primarily attributable to higher government spending during the quarter.

•	Gross profit margin was 52.3% in the third quarter of 2006, compared with 57.1% in the third quarter of 2005. The decline was primarily attributable to the non-recurring 2005 Hurricane Katrina relief efforts.

•	Operating income was $2.1 million in the third quarter of 2006, compared with $1.8 million in the third quarter of 2005.

•	Net income was $1.2 million, or $0.04 per diluted share, in the third quarter of 2006, compared with $1.0 million, or $0.03 per diluted share, in the third quarter of 2005.

•	Cash and short-term investments totaled $4.9 million at September 30, 2006, compared with $6.7 million at December 31, 2005.

Comments on Third Quarter

“Our third-quarter performance improved over last year as we experienced a rebound in several of our key markets,” said Richard V. Priddy, President and Chief Executive Officer of TVI Corporation. “TVI’s decontamination business performed well in the quarter as we benefited from an increase in government-funded orders as well as a surge in first responder preparedness activity. For example, we received a major order for our decontamination systems from the United States Air Force, which marks a substantial opportunity for recurring military revenue. Coupled with decontamination orders from the Department of Defense and National Guard, and a stronger interest in our thermal products, we significantly enhanced our presence in the military market.”

“We are beginning to see a shift in funding to the first receiver and healthcare markets, especially at the state and local levels, as indicated by recent orders from Texas Health Resources and follow-on orders from the state of California,” Priddy said. “At the same time, our surge capacity and infection control business continue to ramp slowly due to supplemental funding delays and lack of standardization. However, as guidance from the federal government becomes more transparent and more states evaluate their emergency preparedness needs, we remain positive that TVI is well positioned for the eventual emergence of this market.”

“TVI recently announced a substantial breakthrough for the company – its first filter canister contract,” said Priddy. “The $2 million contract with the U.S. Army for our C2A1 filter canisters qualifies TVI to compete for much larger canister contracts going forward. Although the approval process on both the military and the commercial fronts has been slow to develop, we view the filter canister plant we constructed at our corporate headquarters as an outstanding long-term opportunity.”

“As we announced earlier this week, we acquired privately held Signature Special Event Services, a leading provider of tent and temporary structures to the U.S. military, disaster relief and commercial services,” Priddy said. “Signature’s extensive product portfolio, coupled with its long-standing reputation and exceptional team of employees, serves as an ideal match for TVI. We view the acquisition as a opportunity to build significant shareholder value. The combination of our two organizations will serve as a vehicle for tremendous synergies within our customer bases and target markets, particularly the military. We expect the acquisition to be accretive beginning in 2007.”

Business Outlook

“As we approach the end of 2006, we are laying the groundwork for profitable growth in 2007,” Priddy concluded. “The C2A1 contract we announced earlier this week is an important steppingstone that we hope will trigger additional opportunities within the military marketplace, both domestically and overseas. We are continuing to work with

NIOSH to garner commercial approval for our filter canisters for use with OEM respirators. The acquisition of Signature Special Event Services will further strengthen our presence in the military and first responder markets, broaden TVI’s product offerings and greatly increase our recurring revenue stream. Our decontamination product suite continues to represent our core business and we anticipate a steady contribution going forward. Pipeline activity within the surge capacity and infection control markets remain high and should ultimately translate into orders in the quarters ahead. Our line of PAPRs also looks promising for 2007 with several NIOSH approvals expected and the recent approval of one of our filter canisters to be used in conjunction with our PAPR.”

Conference Call Information

Richard V. Priddy, TVI Corporation’s President and CEO, George J. Roberts, Senior Vice President and CFO, Chad L. Sample, Executive Vice President and Signature Special Event Services President, Thomas Brown will host a conference call today at 10:00 a.m. ET. To participate, please dial (800) 289-0730 or (913) 981-5509 prior to the start of the call. To listen to the live webcast, visit the Company’s website at www.tvicorp.com prior to the event’s broadcast. Interested parties unable to listen to the live call may access an archived version of the webcast on TVI’s website. The replay will be available for two months.

About TVI Corporation

TVI Corporation, located in Glenn Dale, Maryland, is a global supplier of rapidly deployable first receiver and first responder systems for homeland security, hospitals, the military, police and fire departments, and public health agencies. The Company designs, fabricates and markets products and systems both through distributors and directly to end-users and OEMs. These systems include chemical and biological decontamination systems, infection control systems, and powered air respirator systems for individuals. The Company’s core systems are fabric shelter structures, which employ the Company’s proprietary articulating frame. The Company also sells a line of thermal products, which includes targets, IFF (Identification Friend or Foe) devices, beacons and markers, and decoys.

During the past several years, TVI’s product line has expanded to include Chem/Bio Isolation systems for hospitals and first responders, trailerized first responder products, crime scene investigation systems for police, and mobile hospitals. TVI’s products, and others of their kind, represent integral components of a standard decontamination process.

The TVI designation is a trademark of TVI Corporation. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “anticipates”, “believes”, “expects”, “might result”, “estimates” and others. These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include achieving order and sales levels to fulfill revenue expectations; unanticipated costs or charges; the time and costs involved in the research, development, marketing and promotion for our products; the possible cancellation or non-fulfillment of existing orders or distributor commitments for our products; our ability to respond to customer needs and other changes in the counter-terrorism, military, public safety and first receiver and first responder communities; adverse changes in governmental regulations; our ability to maintain and manage our growth; difficulties in integrating the operations, technologies and products of any businesses we may acquire; general economic and business conditions; the possibility that our products contain unknown defects that could result in product liability claims; and competitive factors in our markets and industry generally. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual

Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation
Richard Priddy, President & CEO	(301) 352-8800 x210
Sharon Merrill Associates
Jim Buckley, Executive Vice President	(617) 542-5300

TVI CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

For the Quarter and Nine Months Ended September 30, 2006 and 2005

(In thousands, except per share data)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
NET SALES	$9,077	$7,042	$25,645	$23,532
COST OF SALES	4,325	3,020	12,347	10,781

GROSS PROFIT	4,752	4,022	13,298	12,751

OPERATING EXPENSES:
Selling, general and administrative expenses	2,364	1,913	7,813	5,952
Research and development expenses	298	300	1,180	865

Total operating expenses	2,662	2,213	8,993	6,817

OPERATING INCOME	2,090	1,809	4,305	5,934
LOSS ON TERMINATION OF JOINT VENTURE AGREEMENT	(282)	—	(282)	—
INTEREST AND OTHER INCOME, NET	57	69	169	201

INCOME BEFORE PROVISION FOR INCOME TAXES	1,865	1,878	4,192	6,135
PROVISION FOR INCOME TAXES	653	835	1,579	2,456

INCOME BEFORE MINORITY INTEREST IN NET LOSS
OF CONSOLIDATED SUBSIDIARY	1,212	1,043	2,613	3,679
MINORITY INTEREST IN NET LOSS OF CONSOLIDATED SUBSIDIARY	—	—	4	—

NET INCOME	$1,212	$1,043	$2,617	$3,679

EARNINGS PER COMMON SHARE - BASIC	$0.04	$0.03	$0.08	$0.12
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	32,624	30,254	32,604	29,935

EARNINGS PER COMMON SHARE - DILUTED	$0.04	$0.03	$0.08	$0.12
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	32,930	31,734	32,996	31,214

TVI CORPORATION

CONSOLIDATED BALANCE SHEETS

September 30, 2006 and December 31, 2005

(In thousands, except per share data)

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,649	$2,589
Marketable securities - available for sale	3,204	4,100
Accounts receivable - trade, net	8,512	8,016
Inventories, net	6,212	4,724
Deferred income taxes	329	332
Prepaid expenses and other current assets	801	984

Total current assets	20,707	20,745

PROPERTY, PLANT AND EQUIPMENT, NET	5,039	4,346

OTHER ASSETS:
Goodwill	15,602	15,781
Intangible assets, net	201	618
Other	48	48

Total other assets	15,851	16,447

TOTAL ASSETS	$41,597	$41,538

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,766	$3,208
Accrued liabilities	1,236	2,117
Income taxes payable	356	1,469

Total current liabilities	3,358	6,794
Deferred income taxes	40	255

TOTAL LIABILITIES	3,398	7,049

Minority interest in equity of subsidiary	—	22

STOCKHOLDERS’ EQUITY:
Preferred stock - $1.00 par value; 1,200 share authorized, no shares issued and outstanding at September 30, 2006 and December 31, 2005	—	—
Common stock - $0.01 par value; 98,800 shares authorized, 32,685 and 32,470 issued and outstanding at September 30, 2006 and December 31, 2005, respectively	327	324
Additional paid-in capital	24,745	23,676
Retained earnings	13,127	10,467

TOTAL STOCKHOLDERS’ EQUITY	38,199	34,467

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,597	$41,538

TVI CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2006 and 2005

(In thousands)

(Unaudited)

	2006	2005
OPERATING ACTIVITIES
Net income	$2,617	$3,679
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation and amortization	761	482
Loss on termination of Joint Venture agreement	282	—
Write-off of prepaid acquisition costs	143	—
Provision for doubtful accounts	15	69
Provision for warranty expense	—	—
Provision (benefit) for deferred income taxes	(168)	76
Minority interest in net loss of subsidiary	(4)	—
Stock-based compensation expense	56	59
SFAS 123 (R) compensation expense	486	—
Income tax benefit from exercise of stock options	—	65
Earnings on marketable securities reinvested	(104)	(33)
Changes in operating assets and liabilities:
Accounts receivable, trade	(511)	(1,357)
Inventory	(1,735)	(1,569)
Prepaid expenses and other current assets	145	(98)
Income taxes	(1,113)	1,215
Accounts payable	(1,263)	835
Accrued liabilities	(644)	(365)

Net cash provided by (used in) operating activities	(1,037)	3,058

INVESTING ACTIVITIES
Purchases of intangible assets	(8)	(421)
Purchases of marketable securities	—	(5,090)
Sale of marketable securities	1,000	—
Purchases of property, plant and equipment	(1,099)	(916)
Proceeds from disposal of vehicle	12	—

Net cash used in investing activities	(95)	(6,427)

FINANCING ACTIVITIES
Issuance of common stock	—	175
Minority interest in joint venture	—	28
Income tax benefit from exercise of stock options	170	—
Proceeds from exercise of stock options	22	—

Net cash provided by financing activities	192	203

Net increase (decrease) in cash and cash equivalents	(940)	(3,166)
Cash and cash equivalents at beginning of period	2,589	13,054

Cash and cash equivalents at end of period	$1,649	$9,888